                                                                      EXHIBIT 11

                  CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES
                Statement re Computation of Per Share Earnings


The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three and nine month periods ended September 30, 1998 and 1997.



                                                 Basic             Diluted
                                                Earnings          Earnings
                                                Per Share         Per Share
                                               -----------       ------------
                                  (amounts in thousands, except per share data)

For the three months ended September 30, 1998:
 Net income                                      $ 3,622              3,622
                                                 =======             ======

 Weighted average number of common
  shares outstanding                              11,015             11,015
 Common share equivalents resulting
  from dilutive stock options                         -                 173
                                                 -------             ------
 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                              11,015             11,188
                                                 =======             ======

 Net income per common share                     $  0.33               0.32
                                                 =======             ======

For the three months ended September 30, 1997:
 Net income                                      $ 3,506              3,506
                                                 =======             ======

 Weighted average number of common
  shares outstanding                              10,838             10,838
 Common share equivalents resulting
  from dilutive stock options                         -                 255
                                                 -------             ------

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                              10,838             11,093
                                                 =======             ======

 Net income per common share                     $  0.32               0.32
                                                 =======             ======

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


                                                  Basic             Diluted
                                                 Earnings          Earnings
                                                 Per Share         Per Share
                                                ----------        ----------
                                   (amounts in thousands, except per share data)


For the nine months ended September 30, 1998:
 Net income                                      $10,782             10,782
                                                 =======             ======

 Weighted average number of common
  shares outstanding                              10,946             10,946
 Common share equivalents resulting
  from dilutive stock options                         -                 220
                                                 -------             ------

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                              10,946             11,166
                                                 =======             ======

 Net income per common share                     $  0.98               0.97
                                                 =======             ======

For the nine months ended September 30, 1997:
 Net income                                      $ 6,304              6,304
                                                 =======             ======

 Weighted average number of common
  shares outstanding                              10,834             10,834
 Common share equivalents resulting
  from dilutive stock options                         -                 259
                                                 -------             ------

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                              10,834            11,093
                                                 =======            ======

 Net income per common share                     $  0.58              0.57
                                                 =======            ======